Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2010 relating to the consolidated financial statements of ADA-ES, Inc. and subsidiaries as of December 31, 2009 and 2008 and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

August 23, 2010

Denver, Colorado